Exhibit 99.1

News Release

CONTACT: Investor Relations Taylor Morrison Home Corporation (480) 734-2060 investor@taylormorrison.com

Taylor Morrison Reports First Quarter Revenue of $645 Million and Earnings per Share of $0.21

•	Net income from continuing operations grew 23% and earnings per share grew 24% after adjusting for the gain on the currency hedge associated with the Monarch divestiture in the prior year’s quarter

•	Net income for the quarter was $26 million with earnings per share of $0.21

•	Average community count increased 36% from the prior year quarter to 310 average communities

•	Home closings revenue was $629 million, a 27% increase from the prior year quarter

•	GAAP home closings gross margin, inclusive of capitalized interest, was 18.2%, which represents a 30 basis point increase from Q1 2015

SCOTTSDALE, Ariz., May 4, 2016 — Taylor Morrison Home Corporation (NYSE:TMHC) today reported first quarter total revenue of $645 million, net income of $26 million and earnings per share of $0.21.

“I am very pleased with our first quarter results, and am proud that we met or exceeded every point of our quarterly guidance –– most notably with higher than expected closings and improved margins,” said Sheryl Palmer, President and CEO of Taylor Morrison. “We continue to believe that the underlying market conditions for our industry are sound and that we are well positioned to take advantage of these fundamentals, allowing us to be consistent in our strategy and in the execution of our ongoing plans as we look towards the rest of the year. Our second quarter is starting off strong with April sales increasing approximately 23% compared to the same month last year, which positions us well as we move through the spring selling season.”

1st Quarter 2016 Key Business Highlights

•	Average community count increased 36% from the prior year quarter to 310 average communities

•	Net sales orders increased 6% from the prior year quarter to 1,828

•	Home closings increased 31% from the prior year quarter to 1,391

•	Backlog of homes under contract at the end of the quarter was 3,432 units, with a sales value of $1.6 billion

•	Average price of homes closed was $452,000

•	Average monthly absorption pace per community was 2.0 for the quarter

•	Mortgage operations reported gross profit of $3.1 million on revenue of $9.6 million

•	SG&A as a percent of home closings revenue was 12.3% for the quarter and remains on track to deliver the full year guidance of around 10%

•	Net homebuilding debt to capitalization ratio of 44.1%

Quarterly Financial Comparison*

($ millions)
	Q1 2016	Q1 2015	Q1 2016 vs. Q1 2015
Total Revenue	$645	$509	26.7%
Home Closings Revenue	$629	$494	27.3%
Home Closings Gross Margin	$115	$88	30.7%
	18.2%	17.9%	30 bps increase
Adjusted Home Closings Gross Margin	$131	$105	24.8%
	20.8%	21.2%	(40)	bps
SG&A	$77	$57	35.1%
% of Home Closings Revenue	12.3%	11.5%	80 bps increase

*	Excludes discontinued operations in Q1 2015.

The Company ended the quarter with homebuilding inventories of $3.3 billion and 4,388 homes in inventory, compared to 3,490 homes at the end of the prior year quarter. Homes in inventory at the end of the quarter consisted of 2,585 sold units, 458 model homes and 1,345 inventory units, of which 410 were finished. The Company owned or controlled approximately 45,000 lots at March 31, 2016.

Second Quarter and Full Year 2016 Business Outlook

Second Quarter 2016:

•	Average community count – expected to be generally flat sequentially to Q1 2016

•	Home closings – year-over-year growth of between 10% to 15%

•	GAAP home closings gross margin, including capitalized interest – expected to be in the mid 17% range

Full Year 2016:

•	Average community count – expected to be between 310 to 320

•	Home closings – year-over-year growth of between 10% to 15%

•	GAAP home closings gross margin, including capitalized interest – expected to be in the low-to-mid 18% range

•	SG&A – expected to be around 10%

•	Income from unconsolidated joint ventures – expected to be between $10 million and $15 million

•	Land and development spend – expected to be at or just below $1 billion

•	Effective tax rate – expected to be between 33% and 35%

Earnings Webcast

A public webcast to discuss the first quarter 2016 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1(888)771-4371 and the confirmation number is 42294438. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE:TMHC) is a leading national homebuilder and developer that was recently recognized as America’s Most Trusted TM Home Builder for 2016 by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: changes in general and local economic conditions; slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; shortages in, disruptions of and cost of labor; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; higher cancellation rates; competition in our industry; any increase in unemployment or underemployment; increases in taxes, government fees or interest rates; inflation or deflation; the seasonality of our business; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots; decreases in the market value of our land inventory; new or changes in government regulations and legal challenges; our ability to sell mortgages we originate and claims on loans sold to third parties; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our debt and the agreements governing such debt; our ability to access the capital markets; and risks related to our structure and organization. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law. In addition, other such risks and uncertainties may be found in Taylor Morrison Home Corporation’s Form 10-K filed with the Securities and Exchange Commission (SEC).

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2016	2015
Home closings revenue, net	$629,088	$493,592
Land closings revenue	6,602	8,188
Mortgage operations revenue	9,639	7,635

Total revenues	645,329	509,415
Cost of home closings	514,532	405,104
Cost of land closings	5,632	4,666
Mortgage operations expenses	6,524	5,062

Total cost of revenues	526,688	414,832
Gross margin	118,641	94,583
Sales, commissions and other marketing costs	47,841	36,220
General and administrative expenses	29,424	20,704
Equity in income of unconsolidated entities	(782)	(303)
Interest income, net	(87)	(50)
Other expense, net	3,254	5,771
Gain on foreign currency forward	—	(29,983)

Income from continuing operations before income taxes	38,991	62,224
Income tax provision	12,887	22,042

Net income from continuing operations	26,104	40,182
Discontinued operations:
Transaction expenses from discontinued operations	—	(9,043)
Gain on sale of discontinued operations	—	80,205
Income tax expense from discontinued operations	—	(14,500)

Net income from discontinued operations	—	56,662
Net income before allocation to non-controlling interests	26,104	96,844
Net income attributable to non-controlling interests – joint ventures	(184)	(368)

Net income before non-controlling interests – Principal Equityholders	25,920	96,476
Net income from continuing operations attributable to non-controlling interests – Principal Equityholders	(19,107)	(29,133)
Net income from discontinued operations attributable to non-controlling interests – Principal Equityholders	—	(41,381)

Net income available to Taylor Morrison Home Corporation	$6,813	$25,962

Earnings per common share – basic:
Income from continuing operations	$0.21	$0.33
Income from discontinued operations – net of tax	$—	$0.46

Net income available to Taylor Morrison Home Corporation	$0.21	$0.79
Earnings per common share – diluted:
Income from continuing operations	$0.21	$0.33
Income from discontinued operations – net of tax	$—	$0.46

Net income available to Taylor Morrison Home Corporation	$0.21	$0.79
Weighted average number of shares of common stock:
Basic	31,923	33,067
Diluted	121,267	122,355

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Cash and cash equivalents	$141,124	$126,188
Restricted cash	1,280	1,280
Real estate inventory:
Owned inventory	3,295,803	3,118,866
Real estate not owned under option agreements	995	7,921

Total real estate inventory	3,296,798	3,126,787
Land deposits	31,193	34,113
Mortgage loans held for sale	109,174	201,733
Prepaid expenses and other assets, net	88,326	75,295
Other receivables, net	126,406	120,729
Investments in unconsolidated entities	144,278	128,448
Deferred tax assets, net	233,749	233,488
Property and equipment, net	7,483	7,387
Intangible assets, net	3,983	4,248
Goodwill	66,198	57,698

Total assets	$4,249,992	$4,117,394

Liabilities
Accounts payable	$154,897	$151,861
Accrued expenses and other liabilities	178,598	191,452
Income taxes payable	8,944	37,792
Customer deposits	123,273	92,319
Senior notes, net	1,235,733	1,235,157
Loans payable and other borrowings	154,243	134,824
Revolving credit facility borrowings, net	305,326	109,947
Mortgage warehouse borrowings	91,996	183,444
Liabilities attributable to real estate not owned under option agreements	995	7,921

Total liabilities	$2,254,005	$2,144,717

Stockholders’ Equity
Total stockholders’ equity	1,995,987	1,972,677

Total liabilities and stockholders’ equity	$4,249,992	$4,117,394

Homes Closed:	Three Months Ended March 31,
	2016		2015
(Dollars in thousands)	Homes	Value	Homes	Value
East	486	$177,722	281	$117,518
Central	405	193,898	411	180,048
West	500	257,468	371	196,026

Total	1,391	$629,088	1,063	$493,592

Net Sales Orders:	Three Months Ended March 31,
	2016		2015
(Dollars in thousands)	Homes	Value	Homes	Value
East	714	$277,614	467	$187,884
Central	431	197,650	575	252,580
West	683	362,469	687	331,033

Total	1,828	$837,733	1,729	$771,497

Sales Order Backlog:	As of March 31,
	2016		2015
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,166	$495,026	743	$340,615
Central	1,056	531,871	1,316	635,421
West	1,210	621,590	859	441,092

Total	3,432	$1,648,487	2,918	$1,417,128

Average Active Selling Communities:			Three Months Ended March 31,
			2016	2015
East			118	74
Central			113	92
West			79	62

Total			310	228

Average Selling Price of Homes Closed:			Three Months Ended March 31,
(Dollars in thousands)			2016	2015
East			$366	$418
Central			479	438
West			515	528

Total			$452	$464

Reconciliation of Non-GAAP Financial Measures

The following tables set forth a reconciliation between our home closings gross margin and our adjusted home closings gross margin, our net income from continuing operations and adjusted net income, our net income from continuing operations and adjusted EBITDA and a reconciliation of our net homebuilding debt to total capitalization ratio. Adjusted home closings gross margin is a non-GAAP financial measure calculated based on home closings gross margin, excluding impairments, if any, and capitalized interest amortization. Adjusted net income is a non-GAAP financial measure calculated based on net income from continuing operations, excluding gain on foreign currency forward. Adjusted EBITDA is a non-GAAP financial measure that measures performance by adjusting net income from continuing operations to exclude interest, income taxes, depreciation and amortization, non-cash compensation expense and gain on foreign currency forward. Net homebuilding debt to capitalization, which we calculate by dividing (i) total debt, less unamortized debt issuance costs and mortgage warehouse borrowings, net of unrestricted cash and cash equivalents, by (ii) total capitalization (the sum of net homebuilding debt and total stockholders’ equity), is a non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our performance on a consolidated basis as well as the performance of our regions. We use the ratio of net homebuilding debt to total capitalization as an indicator of overall leverage. In the future we may include additional adjustments in the above described non-GAAP financial measures, to the extent we deem them appropriate and useful to management and investors.

We believe adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the often varying effects of interest costs capitalized. We believe adjusted net income is useful to investors because it allows investors to evaluate our performance without the effects of various items we do not believe are characteristic of our ongoing operations or performance. We believe adjusted EBITDA provides useful information to investors regarding our results of operations for similar reasons and also because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or non-recurring items. We use the ratio of net homebuilding debt to total capitalization to evaluate our performance against other companies in the homebuilding industry and believe it is also relevant and useful to investors for that reason.

These measures are considered non-GAAP financial measures and should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures as a measure of our operating performance. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate net income, gross margins and total debt to capitalization and any adjustments to such amounts before comparing our measures to those of such other companies.

Adjusted Home Closings Gross Margin Reconciliation — Continuing Operations

	Three Months Ended March 31,
(Dollars in thousands)	2016	2015
Home closings revenue	$629,088	$493,592
Cost of home closings	514,532	405,104

Home closings gross margin	114,556	88,488
Capitalized interest amortization	16,430	16,027

Adjusted home closings gross margin	$130,986	$104,515

Home closings gross margin as a percentage of home closings revenue	18.2%	17.9%
Adjusted home closings gross margin as a percentage of home closings revenue	20.8%	21.2%

Adjusted EBITDA Reconciliation

	Three Months Ended March 31,
(Dollars in thousands)	2016	2015
Net income from continuing operations	$26,104	$40,182
Interest income, net	(87)	(50)
Amortization of capitalized interest	16,430	16,027
Income tax provision	12,887	22,042
Depreciation and amortization	1,078	1,026

EBITDA	$56,412	$79,227
Gain on foreign currency forward	—	(29,983)
Non-cash compensation expense	2,720	1,558

Adjusted EBITDA	$59,132	$50,802

Adjusted Net Income Reconciliation

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2016	2015
Net income from continuing operations	$26,104	$40,182
Net income attributable to non-controlling interests — joint ventures	(184)	(368)

Net income before non-controlling interests — Principal Equityholders	25,920	39,814
Gain on foreign currency forward, net of tax	—	(18,668)

Adjusted net income before non-controlling interests — Principal Equityholders	$25,920	$21,146

Adjusted earnings per share, diluted	$0.21	$0.17

Net Homebuilding Debt to Capitalization Ratio Reconciliation

(Dollars in thousands)	As of March 31, 2016
Total debt	$1,787,299
Unamortized debt issuance costs	18,940
Less mortgage warehouse borrowings	91,996

Total homebuilding debt	$1,714,243
Less cash and cash equivalents	141,124

Net homebuilding debt	$1,573,119
Total equity	1,995,987

Total capitalization	$3,569,106

Net homebuilding debt to capitalization ratio	44.1%